SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 16, 2007

                             Oritani Financial Corp.
                             -----------------------
             (Exact name of registrant as specified in its charter)

         United States                   001-33223               22-3617996
----------------------------      ---------------------     -------------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
of incorporation)                                            Identification No.)



370 Pascack Road, Township of Washington                           07676
----------------------------------------                     ------------------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (201) 664-5400


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[X] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CRF 240.13e-4(c))

Item 8.01         Other Events.

         In a press release issued November 16, 2007, Oritani Financial Corp.
(MHC) ("Oritani")(NASDAQ: "ORIT"), the holding company for Oritani Savings Bank, announced that it would hold an investor conference call regarding its previously announced agreement to acquire Greater Community Bancorp ("Greater Community") (NASDAQ: "GFLS"), the holding company for Greater Community Bank.

         The investor conference call will be held on Tuesday, November 20, at 1:00 p.m. eastern time. Interested parties may access the conference by dialing 888-215-6877 for domestic callers; and 913-312-1517 for international callers. The Confirmation Code for the conference is 8184376 and it is titled Oritani Investor Update. The live audio webcast and subsequent archived recording of the conference may be accessed by visiting Oritani's website at www.oritani.com, clicking on the Investor Relations button and then clicking on Webcast.

         Oritani will make an investor presentation available on Monday November 19, by means of an 8-K filing with the SEC and by posting the presentation material on its website.


Item 9.01         Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

                  Exhibit No.             Description
                  -----------             -----------

                     99.1                  Press release dated November 16, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        ORITANI FINANCIAL CORP.


DATE:  November 16, 2007                By: /s/ Kevin J. Lynch
                                           -----------------------------------
                                           Kevin J. Lynch
                                           President and Chief Executive Officer